Exhibit 10.2

Execution Version

COLLATERAL TRUST AND INTERCREDITOR AGREEMENT

dated as of December 21, 2017

among

PAR PETROLEUM, LLC, and

PAR PETROLEUM FINANCE CORP.,

THE OTHER GRANTORS FROM TIME TO TIME PARTY HERETO,

WILMINGTON TRUST, NATIONAL ASSOCIATION,

as Indenture Trustee under the Closing Date Indenture,

J. ARON & COMPANY LLC,

as Secured Representative under the J. Aron Hedge Agreement,

EACH OTHER SECURED REPRESENTATIVE

from time to time a party hereto,

and

WILMINGTON TRUST, NATIONAL ASSOCIATION,

as Collateral Trustee

i

5.16	Limitation on Obligations	26
5.17	Perfection of Collateral	26
5.18	Entitled to Protections	26
5.19	Obligation to Act	26

SECTION 6. Removal or Resignation of the Collateral Trustee		27

6.1	Removal or Resignation of Collateral Trustee	27
6.2	Appointment of Successor Collateral Trustee	27
6.3	Succession	27
6.4	Merger, Conversion or Consolidation of Collateral Trustee	28

SECTION 7. Miscellaneous Provisions		28

7.1	Amendment	28
7.2	Voting	29
7.3	Successors and Assigns	30
7.4	Delay and Waiver	30
7.5	Notices	31
7.6	Notice Following Discharge of Secured Obligations	32
7.7	Entire Agreement	32
7.8	Payment of Expenses and Taxes; Indemnification	32
7.9	Severability	33
7.10	Headings	33
7.11	Obligations Secured	33
7.12	Governing Law	33
7.13	Consent to Jurisdiction; Waivers	33
7.14	Waiver of Jury Trial	34
7.15	Counterparts	34
7.16	Effectiveness	34
7.17	Additional Grantors	34
7.18	Continuing Nature of this Agreement	34
7.19	Insolvency	34
7.20	Rights and Immunities of Secured Representatives	34

EXHIBIT

Exhibit A — Form of Joinder

ii

This COLLATERAL TRUST AND INTERCREDITOR AGREEMENT (this “Agreement”), dated as of December 21, 2017 is by and among PAR PETROLEUM, LLC, a Delaware limited liability company (the “Company”), PAR PETROLEUM FINANCE CORP., a Delaware corporation (“Finance Corp.” and, together with the Company, the “Issuers”), the other Grantors (as defined below) from time to time party hereto, Wilmington Trust, National Association, as indenture trustee under the Closing Date Indenture (as defined below) (in such capacity and together with its successors and assigns in such capacity, the “Indenture Trustee”), J. ARON & COMPANY LLC, as a Secured Representative (as defined below) under the J. Aron Hedge Agreement (as defined below) (“J. Aron”), each additional Secured Representative (as defined below) that executes and delivers a Joinder (as defined below), and Wilmington Trust, National Association, as Collateral Trustee (in such capacity and together with its permitted successors and assigns in such capacity, the “Collateral Trustee”).

RECITALS

WHEREAS, the Issuers have entered into an Indenture, dated as of December 21, 2017 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Closing Date Indenture”), among the Issuers, the Grantors from time to time party thereto, Par Pacific Holdings, Inc. for the limited purposes set forth therein, and the Indenture Trustee and Wilmington Trust, National Association, as collateral trustee, pursuant to which the Issuers have issued the notes thereunder;

WHEREAS, Par Hawaii Refining, LLC, a subsidiary of the Company and a Grantor hereunder (“Par Hawaii”) has entered into an ISDA Master Agreement, dated as of June 1, 2015 with J. Aron (as defined below), including the Amended and Restated Schedule thereto dated as of December 21, 2017 and all other annexes, exhibits and attachments thereto and all transactions from time to time entered into thereunder (including transactions outstanding on the date hereof and any transactions hereafter entered into), as each may be amended, supplemented, amended and restated or otherwise modified and in effect from time to time (the “J. Aron Hedge Agreement”) and the Hedge Agreement Obligations thereunder are to constitute Secured Debt as contemplated hereby;

WHEREAS, in connection with the execution and delivery of the Closing Date Indenture, and in connection with and as required by the J. Aron Hedge Agreement, (i) the Issuers are entering that certain Pledge and Security Agreement, dated as of the date hereof, among the Issuers and the other Grantors named therein and the Collateral Trustee (amended, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement”), (ii) certain Grantors are entering into a deposit account control agreement and (iii) certain Grantors will enter into certain Mortgages (as defined below) on a post-closing basis, which Security Agreement, control agreements and Mortgages provide for the Secured Obligations (as defined below) to be secured equally and ratably by the collateral described therein; and

WHEREAS, the Collateral Trustee has agreed to act as collateral trustee on behalf of all present and future Secured Parties (as defined below) with respect to the Collateral and is entering into this Agreement to, among other things, define the rights, duties, authority and responsibilities of the Collateral Trustee and the relationship among the Secured Parties regarding their interests in the Collateral.

NOW THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree (on behalf of themselves and in the case of the Secured Representatives, on behalf of each applicable Series of Secured Debt) as follows:

SECTION 1.

Definitions; Principles of Construction

1.1    Defined Terms. Capitalized terms used but not defined in this Agreement will have the meanings assigned to them in the Security Agreement. The following terms will have the following meanings:

“ABL Collateral Agent” means Bank of America, N.A., as administrative agent and collateral agent under the ABL Facility, or any successor representative acting in such capacity.

“ABL Documents” has the meaning set forth in the Closing Date Indenture.

“ABL Facility” means that certain Loan and Security Agreement, dated as of the date hereof, by and among the borrowers party thereto, the guarantors party thereto from time to time, the lenders party thereto from time to time and the ABL Collateral Agent, as amended, amended and restated, supplemented or otherwise modified from time to time, and any renewal, increase, extension, refunding, restructuring, replacement or refinancing thereof in whole or in part (whether with the original administrative agent and lenders or another administrative agent or agents or one or more other lenders and whether provided under the original ABL Facility or one or more other credit or other agreements or indentures entered into from time to time).

“Acknowledgment Agreement” means that certain Acknowledgment Agreement, dated as of the date hereof, by and among J. Aron, Par Hawaii Refining, LLC, a Hawaii limited liability company, the Collateral Trustee and the ABL Collateral Agent, as amended, amended and restated, supplemented or otherwise modified from time to time.

“Act of Required Secured Debtholders” means, as to any matter, a direction in writing delivered to the Collateral Trustee by or with the consent of the holders of Secured Debt representing the Required Secured Debtholders.

For purposes of this definition, (a) Secured Debt actually known to be registered in the name of, or beneficially owned by, the Issuers or any Affiliate of the Issuers will be deemed not to be outstanding and neither the Issuers nor any Affiliate of the Issuers will be entitled to vote to direct the relevant Secured Representative and (b) votes will be determined in accordance with Section 7.2. Upon the request of the Collateral Trustee, each Grantor shall, as applicable, promptly furnish to the Collateral Trustee one or more Officer’s Certificate(s) listing and identifying all Notes or other Secured Debt, if any, known by the Issuers to be owned or held by or for the account of the Issuers or any Affiliate of the Issuers, and the Collateral Trustee shall be entitled to accept such Officer’s Certificate(s) as conclusive evidence of the facts therein set forth and of the fact that the holders of all Notes or other Secured Debt not listed therein are entitled to vote in accordance with this Agreement for the purpose of any such determination.

“Additional Secured Debt” has the meaning set forth in the definition of “Secured Debt.”

“Affiliate” means, as applied to any Person, any other Person directly or indirectly controlling or controlled by, or under direct or indirect common control with such specified Person. For the purposes of this definition, “control”, as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms “controlling”, “controlled by” and “under common control with” shall have correlative meanings.

“Agreement” has the meaning set forth in the preamble.

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as now and hereafter in effect, or any successor statute.

“Business Day” means a day other than a Saturday, Sunday or other day on which banking institutions in New York, New York or another place of payment are authorized or required by law to close.

“Class” means all Series of Secured Debt, taken together.

“Closing Date Indenture” has the meaning set forth in the recitals.

“Collateral” means, in the case of any Series of Secured Debt, all properties and assets of the Issuers and the other Grantors, now owned or hereafter acquired in which Liens have been granted to the Collateral Trustee to secure any Secured Obligations in respect of such Series of Secured Debt.

“Collateral Rights Agreement” means that certain Collateral Rights Agreement, dated as of the date hereof, by and among the ABL Collateral Agent, the Collateral Trustee and the Grantors party thereto from time to time, as amended, amended and restated, supplemented or otherwise modified from time to time.

“Collateral Trustee” has the meaning set forth in the preamble.

“Collateral Trustee Obligations” has the meaning set forth in the definition of “Secured Debt”.

“Company” has the meaning set forth in the preamble.

“Declined Liens” has the meaning set forth in Section 2.2.

“Discharge of Secured Obligations” means the occurrence of all of the following:

(1)    payment in full in cash of the principal of and interest (including interest accruing on or after the commencement of any Insolvency or Liquidation Proceeding, whether or not such interest would be allowed in such Insolvency or Liquidation Proceeding), on all Existing

Indenture Obligations constituting Secured Obligations (other than any contingent indemnification obligations for which no claim or demand for payment, whether oral or written, has been made at such time);

(2)    payment in full in cash of all Hedge Agreement Obligations constituting Secured Obligations or the cash collateralization of all such Hedge Agreement Obligations on terms satisfactory to each applicable counterparty (other than any contingent indemnification obligations for which no claim or demand for payment, whether oral or written, has been made at such time);

(3)    payment in full in cash of all other Secured Obligations that are due and payable or otherwise accrued and owing at or prior to the time such principal and interest are paid (other than any contingent indemnification obligations for which no claim or demand for payment, whether oral or written, has been made at such time); and

(4)    termination or expiration of all commitments, if any, to extend credit that would constitute Secured Obligations.

“Equally and ratably” means, in reference to sharing of Liens granted to the Collateral Trustee for the benefit of the Secured Parties or proceeds thereof as between holders of Secured Obligations, that such Liens or proceeds will be allocated and distributed to the applicable Secured Representative for each outstanding Series of Secured Debt for the account of the holders of such Series of Secured Debt ratably in proportion to the Secured Obligations under each outstanding Series of Secured Debt when the allocation or distribution is made.

“Existing Indenture” means (a) the Closing Date Indenture and (b) any other credit agreement, loan agreement, note agreement, promissory note, indenture or other agreement or instrument evidencing or governing the terms of any indebtedness or other financial accommodation that has been incurred to extend, increase, renew, refund, replace (whether upon or after termination or otherwise) or refinance (including by means of sales of debt securities to institutional investors) in whole or in part from time to time the indebtedness and other obligations outstanding under the Existing Indenture or any other agreement or instrument referred to in this clause (b) (such indebtedness or other financial accommodations, “Refinancing Indebtedness”), which may result in an increase of the aggregate principal amount of Indebtedness outstanding thereunder; provided that any agreement or instrument evidencing or governing such Refinancing Indebtedness shall be an “Existing Indenture” only if the Indebtedness thereunder shall constitute Additional Secured Debt pursuant to this Agreement.

“Existing Indenture Documents” means the Notes Documents (or, in the case of any other Existing Indenture, similarly defined term in such Existing Indenture), and any amendments, amendments and restatements, supplements or replacements thereof, in each case, entered into in compliance with this Agreement.

“Existing Indenture Obligations” means any principal, interest, penalties, fees, expenses, indemnifications, reimbursements (including, without limitation, reimbursement obligations with respect to letters of credit and banker’s acceptances), damages and other liabilities (including all interest, fees and expenses accruing after the commencement of any Insolvency or Liquidation Proceeding at the rate provided for in the documentation with respect thereto, even if such interest, fees and expenses are not enforceable, allowable or allowed as a claim in such proceeding) and guarantees of payment of such obligations under any Existing Indenture Documents.

“Existing Secured Debt” has the meaning set forth in the definition of “Secured Debt.”

“Grantors” means the Issuers, each Subsidiary of the Company party to this Agreement, and each Subsidiary of the Company that has executed and delivered, or may from time to time hereafter execute and deliver, a Security Document as a “grantor” or “pledgor” (or the equivalent thereof).

“Hedge Agreement Debt” means any and all indebtedness, debts, liabilities and other obligations, howsoever arising, of the Company and/or any Grantor to J. Aron or any Specified Hedge Counterparty, as applicable, of every kind and description (whether or not evidenced by any note or instrument and whether or not for the payment of money), direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, under the J. Aron Hedge Agreement or any Specified Secured Hedge Agreement and all other obligations owed by the Company and the Grantors to J. Aron or any Specified Hedge Counterparty, as applicable, under the J. Aron Hedge Agreement or any Specified Secured Hedge Agreement, including any guarantee obligations in respect thereof.

“Hedge Agreement Documents” means the J. Aron Hedge Agreement and any Specified Secured Hedge Agreements and, in each case, including schedules and confirmations thereunder.

“Hedge Agreement Due Amount” means with respect to each Hedge Agreement Document, the amount then due and payable by the Issuers and/or any Grantor under such Hedge Agreement Document, as determined in the reasonable good faith judgment of J. Aron and each Specified Hedge Counterparty, as applicable (it being understood that if the transactions under such Hedge Agreement Document were previously terminated, the Hedge Agreement Due Amount shall be calculated in accordance with clause (b) of the definition of “Hedge Agreement Outstanding Amount”).

“Hedge Agreement Obligations” means the Hedge Agreement Debt and all other obligations in respect of Hedge Agreement Debt.

“Hedge Agreement Outstanding Amount” means (a) the amount that would be payable, as determined in the reasonable good faith judgment of J. Aron and each Specified Hedge Counterparty, as applicable, consistent with the prevailing market practice, under and in accordance with the terms of the applicable Hedge Agreement Documents if the transactions under such Hedge Agreement Documents were terminated on the date three Business Days prior to the date of any vote requiring the Act of Required Secured Debtholders or (b) if the transactions under such Hedge Agreement Documents were previously terminated, the termination amount under such Hedge Agreement Documents which remains unpaid as of the date of any vote requiring the Act of Required Secured Debtholders; provided that, for the avoidance of doubt, Hedge Agreement Outstanding Amount with respect to J. Aron and each Specified Hedge Counterparty, as applicable, shall be net of amounts owed by J. Aron and each Specified Hedge Counterparty, as applicable, to any Grantor under the applicable Hedge Agreement Documents to the extent such amounts are permitted to be netted under the applicable Hedge Agreement Documents.

“Indebtedness” shall have the meaning set forth in the Existing Indenture and in any other Secured Debt Document, as applicable.

“Indenture Trustee” has the meaning set forth in the preamble.

“Insolvency or Liquidation Proceeding” means:

(1)    any voluntary or involuntary case or proceeding under the Bankruptcy Code with respect to any Grantor;

(2)    any other voluntary or involuntary insolvency, reorganization or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding with respect to any Grantor or with respect to a material portion of any Grantor’s assets;

(3)    any liquidation, dissolution, reorganization or winding up of any Grantor whether voluntary or involuntary and whether or not involving insolvency or bankruptcy; or

(4)    any assignment for the benefit of creditors or any other marshalling of assets and liabilities of any Grantor.

“Issuers” has the meaning set forth in the preamble.

“J. Aron” has the meaning set forth in the preamble.

“J. Aron Hedge Agreement” has the meaning set forth in the recitals.

“Joinder” means an agreement substantially in the form of Exhibit A.

“Lien” means, with respect to any asset, any mortgage, lien (statutory or otherwise), pledge, hypothecation, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including (1) any conditional sale or other title retention agreement, (2) any lease in the nature thereof, (3) any option or other agreement to sell or give a security interest and (4) any filing, authorized by or on behalf of the relevant grantor, of any financing statement under the UCC of any jurisdiction; provided that in no event shall an operating lease be deemed to constitute a Lien.

“Lien Sharing and Priority Confirmation” means, as to any additional Series of Secured Debt, the written agreement of the holders of such additional Series of Secured Debt, or their applicable Secured Representative, for the enforceable benefit of all holders of each existing and future Series of Secured Debt and each existing and future Secured Representative with respect thereto:

(1)    that such Secured Representative and all other holders of obligations in respect of such Series of Secured Debt are bound by the provisions of this Agreement and the Acknowledgment Agreement and Collateral Rights Agreement;

(2)    consenting to and directing the Collateral Trustee to act as agent for such Series of Secured Debt or such Secured Representative, as applicable, and perform its obligations under this Agreement, the Acknowledgment Agreement, the Collateral Rights Agreement and the other Security Documents; and

(3)    that all Secured Obligations will be and are secured Equally and ratably by all Liens at any time granted by the Issuers or any other Grantor to secure any obligations in respect of such Series of Secured Debt, whether or not upon property otherwise constituting collateral for such Series of Secured Debt, and that all such Liens will be enforceable by the Collateral Trustee for the benefit of all holders of Secured Obligations Equally and ratably; provided that the foregoing shall not apply with respect to (and only to the extent of) any Declined Liens.

“Majority Holders” means, with respect to any Series of Secured Debt, the holders of more than 50% of the Secured Obligations (determined as provided in the first sentence of the definition of Required Secured Debtholders) in respect thereof.

“Mortgage” has the meaning set forth in the Closing Date Indenture.

“Mortgaged Property” has the meaning specified in Section 3.8(d)(1)(A).

“Non-controlling Secured Parties’ Standstill Period” has the meaning set forth in Section 3.3.

“Notes” has the meaning set forth in the Existing Indenture.

“Notes Documents” has the meaning set forth in the Closing Date Indenture.

“Officer’s Certificate” means a certificate signed on behalf of the Company by a Responsible Officer of the Company that meets the requirements of the Existing Indenture.

“Opinion of Counsel” means an opinion from legal counsel who is reasonably acceptable to the Indenture Trustee (who may be counsel to or an employee of the Company or any other Grantor) that meets the requirements of the Existing Indenture.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

“Refinancing Indebtedness” has the meaning set forth in the definition of “Existing Indenture.”

“Required Secured Debtholders” means, at any time, the holders of more than 50% of the sum of (as determined by the Secured Representatives):

(1)    in the case of Secured Debt that is not a Hedge Agreement Obligation, the aggregate outstanding principal amount of such Secured Debt (including outstanding letters of credit (unless fully cash collateralized in accordance with the terms of the relevant Existing Indenture Documents, fully supported by one or more letters of credit satisfactory to the respective issuers of the letters of credit supported thereby or otherwise supported in a manner satisfactory to the respective issuers thereof) whether or not then available or drawn);

(2)    in the case of Secured Debt that is a Hedge Agreement Obligation, the aggregate of the Hedge Agreement Outstanding Amounts of such Hedge Agreement Obligation; and

(3)    other than in connection with the exercise of remedies, the aggregate unfunded commitments to extend credit which, when funded, would constitute Secured Obligations.

For purposes of this definition, votes will be determined in accordance with the provisions of Section 7.2.

“Responsible Officer” means an “Officer” as such term is defined in the Existing Indenture.

“Secured Debt” means any Indebtedness (or other obligations) or Hedge Agreement Obligation that (a) is permitted to be incurred or assumed under each Secured Debt Document and (b) that is, and is permitted by the terms of each Secured Debt Document to be, secured Equally and ratably with the Secured Obligations with respect to the Collateral, and shall include (i) the Secured Debt as of the date hereof (the “Existing Secured Debt”) consisting of (A) Indebtedness under the Existing Indenture in an aggregate principal amount not to exceed $300,000,000 and (B) Hedge Agreement Obligations under the J. Aron Hedge Agreement and (ii) any Indebtedness (or other obligations) or Hedge Agreement Obligations of the Issuers or any Grantor incurred after the date hereof that complies with the requirements set forth in Section 3.8 (“Additional Secured Debt”); provided that, for the avoidance of doubt, neither any ABL Obligations (as defined in the Existing Indenture) nor any Indebtedness (or other obligations) under any Intermediation Agreement (as defined in the Existing Indenture) shall be considered “Secured Debt” for purposes of this Agreement.

In addition to the foregoing, all obligations owing to the Collateral Trustee or Indenture Trustee in its capacity as such, whether pursuant to this Agreement or one or more of the Secured Debt Documents, shall in each case be deemed to constitute Secured Debt (although there shall be no separate Series of Secured Debt as a result thereof) and Secured Obligations (with the obligations described in this sentence being herein called “Collateral Trustee Obligations”), which Collateral Trustee Obligations shall be entitled to the priority provided in clause FIRST of Section 3.4(a).

“Secured Debt Default” means, with respect to any Series of Secured Debt, any event or condition which, under the terms of any credit agreement, indenture, loan agreement, note agreement, promissory note, hedge agreement or other agreement or instrument governing such Series of Secured Debt, causes, or permits holders of Secured Debt outstanding thereunder to cause, the Secured Debt outstanding thereunder to become immediately due and payable or, in the case of the J. Aron Hedge Agreement or any Specified Hedge Agreement, causes, or permits the Secured Party thereunder to cause, such hedging agreement (and the transactions thereunder) to terminate and a termination amount to be determined and become due and payable as a result of such termination. For the avoidance of doubt, an “Event of Default” (as defined in the Existing Indenture) shall constitute a Secured Debt Default with respect to the Series of Secured Debt evidenced by the Notes.

“Secured Debt Documents” means, collectively, the Existing Indenture Documents, the J. Aron Hedge Agreement, any Specified Secured Hedge Agreements entered into with a Specified Hedge Counterparty and each of the other agreements, documents and instruments providing for or evidencing any other Secured Obligation, and any other document or instrument executed or delivered at any time in connection therewith, including any intercreditor or joinder agreement, to the extent such are effective at the relevant time, as each may be amended, restated, supplemented, modified, renewed or extended from time to time in accordance with the provisions of this Agreement.

“Secured Debt Termination Date” means the date on which the Discharge of Secured Obligations occurs.

“Secured Obligations” means any principal, termination payments, interest (including all interest accrued thereon after the commencement of any Insolvency or Liquidation Proceeding at the rate, including any applicable post-default rate, specified in the Secured Debt Documents, even if such interest is not enforceable, allowable or allowed as a claim in such proceeding), premium (if any), penalties, fees, indemnifications, reimbursements, expenses, damages and other liabilities payable or that may become payable under the Secured Debt Documents, including, without limitation, all outstanding Existing Indenture Obligations, Hedge Agreement Obligations, guaranty obligations with respect to Existing Indenture Obligations and Hedge Agreement Obligations, and such obligations in respect of any other Series of Secured Debt issued or outstanding after the date of this Agreement. As provided in the last sentence of the definition of “Secured Debt”, all Collateral Trustee Obligations shall constitute Secured Obligations.

“Secured Parties” means the “Secured Parties”, as such term is defined in the Security Agreement and will include each holder of Secured Obligations (and their applicable Secured Representative) and, for the avoidance of doubt, will include the Collateral Trustee and the Indenture Trustee.

“Secured Representative” means:

(1)    in the case of the Existing Indenture, the Indenture Trustee;

(2)    in the case of the J. Aron Hedge Agreement, J. Aron; or

(3)    in the case of any other Series of Secured Debt, the respective creditor or any trustee, agent or representative thereof designated as such in the respective Series of Secured Debt;

provided that neither the Collateral Trustee nor any Secured Representative shall be deemed to have knowledge of any other Secured Representative unless it receives written notice thereof in accordance with the terms of this Agreement.

“Security Agreement” has the meaning set forth in the recitals.

“Security Documents” means this Agreement, the Security Agreement, the Collateral Rights Agreement, the Acknowledgment Agreement, each Lien Sharing and Priority Confirmation, and all security agreements, pledge agreements, collateral assignments, mortgages, collateral agency agreements, control agreements, deeds of trust or other grants or transfers for security executed and delivered by the Issuers or any other Grantor creating (or purporting to create) a Lien upon Collateral in favor of the Collateral Trustee, for the benefit of any Secured Parties, in each case, as amended, supplemented, modified, renewed, restated or replaced, in whole or in part, from time to time, in accordance with its terms and Section 7.1 including, without limitation, the “security documents” (or any other defined term having a similar purpose) (as such term is defined in the Existing Indenture).

“Series of Secured Debt” means, severally, (i) Indebtedness under the Existing Indenture and Notes, (ii) obligations under the J. Aron Hedge Agreement, (iii) all obligations under any Specified Secured Hedge Agreement (with each such separate item constituting a separate Series of Secured Debt, except that agreements between one or more of the same Grantors, on the one hand, and one or more of the same counterparties, on the other hand, shall constitute a single Series of Secured Debt, so long as such agreements represent confirmations or transactions under a single common agreement among such parties) and (iv) each separate issue of Indebtedness which constitutes Secured Debt in accordance with clause (ii) of the definition thereof contained herein (with agreements between one or more of the same Grantors, on the one hand, and one or more of the same counterparties, on the other hand, constituting a single issue and a single Series of Secured Debt, so long as such agreements represent confirmations or transactions under a single common agreement among such parties).

“Specified Hedge Counterparty” means the counterparty under a Specified Secured Hedge Agreement.

“Specified Secured Hedge Agreement” means any of the “Pari Passu Lien Hedge Agreements” as such term is defined in the Existing Indenture, other than the J. Aron Hedge Agreement.

“Title Datedown Product” has the meaning specified in Section 3.8(d)(1)(C).

“Triggering Event” means a Secured Debt Default under the Existing Indenture, any other Existing Indenture Documents, the J. Aron Hedge Agreement or any then effective Secured Debt Document or Security Documents; provided that a Triggering Event shall not be deemed to have occurred unless the principal amount or termination amount of any such Indebtedness or Hedge Agreement Obligation with respect to which a Secured Debt Default has occurred, together with the principal amount of any other Indebtedness or Hedge Agreement Obligation under which there has been a Secured Debt Default, aggregates $25,000,000 or more.

“Trust Estate” has the meaning set forth in Section 2.1(a).

“UCC” means the Uniform Commercial Code as in effect in the State of New York or any other applicable jurisdiction.

1.2    Rules of Interpretation. (a) All terms used in this Agreement that are defined in Article 9 of the UCC and not otherwise defined herein have the meanings assigned to them in Article 9 of the UCC.

(b)    Unless otherwise indicated, any reference to any agreement or instrument will be deemed to include a reference to that agreement or instrument as assigned, amended, supplemented, amended and restated, or otherwise modified and in effect from time to time or replaced in accordance with the terms of this Agreement.

(c)    The use in this Agreement or any of the other Security Documents of the word “include” or “including,” when following any general statement, term or matter, will not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not nonlimiting language (such as “without limitation” or “but not limited to” or words of similar import) is used with reference thereto, but will be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter. The word “will” shall be construed to have the same meaning and effect as the word “shall.”

(d)    References to “Articles”, “Sections,” “clauses,” “recitals” and the “preamble” will be to Articles, Sections, clauses, recitals and the preamble, respectively, of this Agreement unless otherwise specifically provided. References to “Exhibits” and “Schedules” will be to Exhibits and Schedules, respectively, to this Agreement unless otherwise specifically provided.

(e)    This Agreement and the other Security Documents will be construed without regard to the identity of the party who drafted it and as though the parties participated equally in drafting it. Consequently, each of the parties acknowledges and agrees that any rule of construction that a document is to be construed against the drafting party will not be applicable either to this Agreement or the other Security Documents.

SECTION 2.

The Collateral Trust and Liens

2.1    Declaration of Trust.

(a)    To secure the Secured Obligations and in consideration of the premises and mutual agreements set forth in this Agreement, each Grantor hereby confirms the grant to the Collateral Trustee, and the Collateral Trustee hereby accepts and agrees to hold, in trust under this Agreement for the benefit of all current and future Secured Parties, all of such Grantor’s right, title and interest in, to and under all Collateral, now or hereafter granted to the Collateral Trustee under any Security Documents for the benefit of the Secured Parties, together with all of the Collateral Trustee’s right, title and interest in, to and under the Security Documents, and all interests, rights, powers and remedies of the Collateral Trustee thereunder or in respect thereof and all cash and non-cash proceeds thereof (collectively, the “Trust Estate”).

(b)    The Collateral Trustee and its permitted successors and assigns under this Agreement will hold the Trust Estate in trust for the benefit solely and exclusively of all current and future Secured Parties as security for the payment of all present and future Secured Obligations.

(c)    Notwithstanding the foregoing, if at any time:

(1)    all Liens securing the Secured Obligations have been released as provided in Section 4.1;

(2)    the Collateral Trustee holds no other property in trust as part of the Trust Estate;

(3)    no monetary obligation (other than fees, reimbursement of expenses, indemnification and other contingent obligations for which no claim or demand for payment has been made at such time) is outstanding and payable under this Agreement to the Collateral Trustee or any of its co-trustees or agents; and

(4)    the Company delivers to the Collateral Trustee an Officer’s Certificate stating that all Liens of the Collateral Trustee have been released in compliance with all applicable provisions of the Secured Debt Documents and that the Grantors are not required by any Secured Debt Document to grant any Lien upon any property, then the trust arising hereunder will terminate (subject to any reinstatement pursuant to Section 7.18 hereof), except that all provisions set forth in Section 7.8 that are enforceable by the Collateral Trustee will remain enforceable in accordance with their terms.

(d)    The parties further declare and covenant that the Trust Estate will be held and distributed by the Collateral Trustee subject to the further agreements herein and in the Acknowledgment Agreement, Collateral Rights Agreement and the other Notes Documents.

2.2    Collateral Shared Equally and Ratably within Class. The parties to this Agreement agree that except as expressly set forth in Section 3.4, the payment and satisfaction in full of all of the Secured Obligations within each Class will be secured Equally and ratably by the Liens established in favor of the Collateral Trustee for the benefit of the Secured Parties belonging to such Class; provided, however, that notwithstanding the foregoing, this provision will not be violated with respect to any particular Collateral and any particular Series of Secured Debt if the Secured Debt Documents in respect thereof prohibit the applicable Secured Representative from accepting the benefit of a Lien on any particular asset or property or such Secured Representative otherwise expressly declines in writing to accept the benefit of a Lien on such asset or property (“Declined Liens”).

2.3    No New Liens. (a) So long as the Discharge of Secured Obligations has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Issuers or any other Grantor, the parties hereto agree that, other than to the extent of any Declined Liens, the Issuers shall not, and shall not permit any other Grantor to grant or permit any Liens on any asset or property to secure any Secured Obligations unless it has granted or concurrently grants a Lien on such asset or property to secure all Secured Obligations.

(b)    If, notwithstanding the provisions of Section 2.3(a) above, any Secured Party acquires any Liens over any asset or property of the Issuers or any other Grantor that is not part of the Collateral to secure any Secured Obligations, except to the extent of any Declined Liens, such Secured Party will forthwith assign such Liens to the Collateral Trustee, or be deemed to hold such Liens, for the account of all of the Secured Parties.

(c)    Nothing in this Section 2.3 shall limit the ability of the Issuers or any Grantor to incur new Secured Debt.

SECTION 3.

Obligations and Powers of Collateral Trustee

3.1    Undertaking of the Collateral Trustee. (a) Subject to, and in accordance with, this Agreement and the other Security Documents, Wilmington Trust, National Association (including its permitted successors and assigns), is authorized, as Collateral Trustee, for the benefit solely and exclusively of the present and future Secured Parties to:

(1)    accept, enter into, hold, maintain, administer and enforce all Security Documents, including all Collateral subject thereto, and all Liens created thereunder, perform its obligations under the Security Documents and protect, exercise and enforce the interests, rights, powers and remedies granted or available to it under, pursuant to or in connection with the Security Documents;

(2)    take all lawful and commercially reasonable actions permitted or required hereunder and under the Security Documents to protect or preserve its interest in the Collateral subject thereto and such interests, rights, powers and remedies;

(3)    deliver and receive notices pursuant to the Security Documents;

(4)    following the occurrence of a Secured Debt Default, sell, assign, collect, assemble, foreclose on, institute legal proceedings with respect to, or otherwise exercise or enforce the rights and remedies of a secured party (including a mortgagee, trust deed beneficiary and insurance beneficiary or loss payee) with respect to the Collateral under the Security Documents and its other interests, rights, powers and remedies;

(5)    remit as provided in Section 3.4 all cash proceeds received by the Collateral Trustee from the collection, foreclosure or enforcement of its interest in the Collateral under the Security Documents or any of its other interests, rights, powers or remedies;

(6)    execute and deliver amendments to the Security Documents as from time to time authorized pursuant to Section 7.1; and

(7)    release any Lien granted to it by any Security Document upon any Collateral if and as required by Section 4.1.

(b)    Each party to this Agreement acknowledges and consents to the authorization of the Collateral Trustee set forth in Section 3.1(a) and agrees to each of the other provisions of this Agreement applicable to the Collateral Trustee.

(c)    Notwithstanding anything to the contrary contained in this Agreement, the Collateral Trustee will not commence any exercise of remedies or any foreclosure actions or otherwise take any action or proceeding against any of the Collateral (other than actions as necessary to prove, protect or preserve the Liens securing the Secured Obligations) unless (i) the exercise of such remedy or action shall then be permitted under the underlying Security Document and (ii) it shall have been directed to in accordance with Section 3.3 below and any other applicable provisions of this Agreement, the other Security Documents or the Existing Indenture.

3.2    Release and Subordination of Liens. Subject to compliance with Section 4 below and any other applicable terms of this Agreement, the Collateral Trustee will not release or subordinate any Lien of the Collateral Trustee or consent to the release or subordination of any Lien of the Collateral Trustee, except:

(a)    as directed by an Act of Required Secured Debtholders accompanied by an Officer’s Certificate and Opinion of Counsel to the effect that the release or subordination was permitted by each applicable Secured Debt Document;

(b)    as ordered pursuant to applicable law under a final and nonappealable order or judgment of a court of competent jurisdiction; or

(c)    in connection with any foreclosure or exercise of rights and remedies pursuant to Section 3.3.

3.3    Enforcement of Liens. If the Collateral Trustee at any time receives written notice that any Triggering Event has occurred entitling the Collateral Trustee to foreclose upon, collect or otherwise enforce its Liens hereunder or under any Security Document, the Collateral Trustee will promptly deliver written notice thereof to each Secured Representative. Thereafter, the Collateral Trustee may await written direction by an Act of Required Secured Debtholders and, will act, or decline to act, as directed by an Act of Required Secured Debtholders, subject to its receipt of indemnity or security reasonably satisfactory to it, in the exercise and enforcement of the Collateral Trustee’s interests, rights, powers and remedies in respect of the Collateral or under the Secured Debt Documents or applicable law and, following the initiation of such exercise of remedies, the Collateral Trustee, subject to its receipt of indemnity or security reasonably satisfactory to it, will act, or decline to act, with respect to the manner of such exercise of remedies as directed by an Act of Required Secured Debtholders. Notwithstanding anything to the contrary contained in this Agreement, at any time while a payment default has occurred and is continuing with respect to any Series of Secured Debt following the final maturity thereof, the acceleration by the holders of such Series of Secured Debt of the maturity of all then outstanding Secured Obligations in respect thereof or by J. Aron or any Specified

Hedge Counterparty of any hedging transactions under any Hedge Agreement Documents, and in either case after the passage of a period of 210 days (the “Non-controlling Secured Parties’ Standstill Period”) from the date of delivery of a notice of same (and requesting that enforcement action be taken with respect to the Collateral) to the Collateral Trustee and each other Secured Representative and so long as the respective payment default shall not have been cured or waived (or the respective acceleration rescinded), the Collateral Trustee shall, subject to its receipt of indemnity or security satisfactory to it, as directed by the Majority Holders in respect of such Series of Secured Debt, take enforcement action with respect to the Collateral and exercise their rights and remedies in respect of Collateral under the respective Security Documents; provided, however, that, no holder of such Series of Secured Debt shall be permitted to direct the Collateral Trustee to exercise or continue to exercise any such rights or remedies if, notwithstanding the expiration of the Non-controlling Secured Parties’ Standstill Period, (i) the Collateral Trustee (whether or not directed by the Act of Required Secured Debtholders or Majority Holders in respect of a Series of Secured Debt) or the Required Secured Debtholders shall have commenced and be diligently pursuing the exercise of rights and remedies with respect to any of the Collateral (prompt notice of such exercise to be given to the Secured Representative of the holders of the relevant Series of Secured Debt) or (ii) an Insolvency or Liquidation Proceeding (as defined in the Existing Indenture) in respect of the respective Grantor shall have been commenced and be continuing. Subsequent to the Collateral Trustee delivering written notice to each Secured Representative that any Triggering Event has occurred entitling the Collateral Trustee to foreclose upon, collect or otherwise enforce its Liens on the Collateral, unless it has been directed to the contrary by an Act of Required Secured Debtholders, the Collateral Trustee may (but will not be obligated to) take all lawful and commercially reasonable actions permitted under the Secured Debt Documents or other Security Documents to protect or preserve its interest in the Collateral subject thereto and the interests, rights, powers and remedies granted or available to it under, pursuant to or in connection with the Security Documents. Each of the Secured Parties (by its acceptance of the benefits hereof) hereby acknowledges and agrees that the Collateral Trustee’s ability to take certain actions under this Section 3.3 is subject to the express limitations set forth in the Acknowledgment Agreement and the Collateral Rights Agreement.

3.4    Application of Proceeds.

(a)    With respect to Collateral, the Collateral Trustee will apply the proceeds of any collection, sale, foreclosure or other realization upon any Collateral, including proceeds of any title insurance policy required under any Secured Debt Document, in the following order of application:

FIRST, to the payment of all documented fees, costs and expenses incurred by the Collateral Trustee and the Indenture Trustee in connection with such sale, collection or realization or otherwise in connection with this Agreement or any of the Secured Obligations, and to any other Collateral Trustee Obligations or obligations owed to the Indenture Trustee, including all indemnity amounts, court costs and the reasonable fees and expenses of the Collateral Trustee, the Indenture Trustee and their respective agents and legal counsel, the repayment of all advances made by the Collateral Trustee under this Agreement on behalf of any Grantor, and any other documented costs or expenses incurred in connection with the exercise of any right or remedy hereunder or in connection with any Notes Document;

SECOND, to each Secured Representative for each Series of Secured Debt for application to the payment of all outstanding Secured Debt and any other Secured Obligations that are then due and payable in such order as may be provided in the applicable Secured Debt Documents in an amount sufficient to pay in full and discharge all outstanding Secured Obligations that are then due and payable, ratably in accordance with (i) the aggregate outstanding principal amount of Secured Obligations held by holders of such Series of Secured Debt (excluding obligations under Hedge Agreement Documents) and (ii) with respect to the Hedge Agreement Obligations held by holders of such Series of Secured Debt, the Hedge Agreement Due Amount for such Series of Secured Debt; and

THIRD, any surplus then remaining shall be paid to the Grantors or their successors or assigns or to whomsoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

For purposes of this Section 3.4(a), “proceeds” of Collateral includes any and all cash, securities and other property realized from collection, foreclosure or enforcement of the Collateral Trustee’s Liens upon the Collateral (including distributions of Collateral in satisfaction of any Secured Obligations).

(b)    This Section 3.4 is intended for the benefit of, and will be enforceable as a third party beneficiary by, each present and future holder of Secured Obligations, each present and future Secured Representative and the Collateral Trustee. The Secured Representative of each future Series of Secured Debt will, to the extent provided in this Agreement, be required to deliver a Lien Sharing and Priority Confirmation to the Collateral Trustee at the time of incurrence of such Series of Secured Debt.

(c)    In connection with the application of proceeds pursuant to this Section 3.4, except as otherwise directed by an Act of Required Secured Debtholders, the Collateral Trustee may sell any non-cash proceeds for cash prior to the application of the proceeds thereof.

3.5    Powers of the Collateral Trustee. (a) The Collateral Trustee is irrevocably authorized and empowered to enter into and perform its obligations and protect, perfect, exercise and enforce its interest, rights, powers and remedies under the Security Documents and applicable law and in equity and to act as expressly set forth in this Section 3 or as requested in any lawful directions given to it from time to time in respect of any matter by an Act of Required Secured Debtholders.

(b)    No Secured Representative or holder of Secured Obligations will have any liability whatsoever for any act or omission of the Collateral Trustee.

3.6    Documents and Communications. The Collateral Trustee will permit each Secured Representative upon reasonable written notice from time to time, but not more than once a year, to inspect and copy, at the cost and expense of the party requesting such copies, any and all Security Documents and other documents, notices, certificates, instructions or communications received by the Collateral Trustee in its capacity as such.

3.7    For Sole and Exclusive Benefit of Holders of Secured Obligations. The Collateral Trustee will accept, hold and enforce all Liens on the Collateral at any time granted, transferred or delivered to it and all other interests, rights, powers and remedies at any time granted to or enforceable by the Collateral Trustee and all other property constituting Collateral solely and exclusively for the benefit of the present and future Secured Parties, and will distribute all proceeds received by it in realization thereon or from enforcement thereof solely and exclusively pursuant to the provisions of Section 3.4.

3.8    Secured Debt. (a) The Collateral Trustee will, as Collateral Trustee hereunder, perform its obligations hereunder with respect to each Secured Party that:

(1)    holds Existing Secured Debt or Additional Secured Debt identified as such in accordance with the procedures set forth in Section 3.8(b);

(2)    signs, through its designated Secured Representative identified pursuant to Section 3.8(b), a Joinder; and

(3)    is evidenced or governed by an indenture, credit agreement, loan agreement, note agreement, hedge agreement, promissory note or other agreement or instrument that includes a Lien Sharing and Priority Confirmation, and its designated Secured Representative identified pursuant to Section 3.8(b) delivers a true and correct copy of such agreement or instrument;

provided that the actions required by preceding clauses (2) and (3), and the following Section 3.8(b), shall not be required to be taken with respect to Existing Secured Debt.

(b)    The Issuers will be permitted to designate as an additional holder of Secured Debt hereunder each Person who is, or who becomes, the holder of Additional Secured Debt. The Issuers may effect such designation by delivering to the Collateral Trustee each of the following:

(1)    an Officer’s Certificate describing in reasonable detail the respective Additional Secured Debt and (A) stating that an Issuer or such other Grantor has incurred or intends to incur such obligations as “Additional Secured Debt” which is or will be permitted by this Agreement and each other applicable Secured Debt Document to be incurred and secured by a Lien Equally and ratably with all previously existing and future Secured Debt and (B) to the extent such Additional Secured Debt is Refinancing Indebtedness, certifying that such Refinancing Indebtedness satisfies the criteria therefor set forth in the definition of “Existing Indenture”; and

(2)    a written notice specifying the name and address of the Secured Representative for such series of Additional Secured Debt for purposes of Section 7.5.

Notwithstanding the foregoing, nothing in this Agreement will be construed to allow the Issuers or any other Grantor to incur additional Indebtedness or grant additional Liens unless, in each case, permitted by the terms of all applicable Secured Debt Documents; provided that in the case of a transaction entered into under a Specified Secured Hedge Agreement, the foregoing requirement shall be deemed satisfied if, at or as of the time such transaction is entered into, the counterparty thereto has received or been deemed to have received a representation from the Company or a Subsidiary to the effect that the execution of such transaction does not violate the terms of the Notes Documents or cause any default thereunder. With respect to related Hedge Agreement Documents that constitute confirmations and transactions from time to time entered into under a single master agreement, one Officer’s Certificate may be delivered with respect to such master agreement and all confirmations and transactions from time to time entered into thereunder (whether such confirmations or transactions have been or are entered into prior to, on or after delivery of such Officer’s Certificate).

(c)    With respect to any Additional Secured Debt, the Issuers and each of the Grantors agrees to take such actions (if any) as may from time to time be necessary or reasonably requested by the Collateral Trustee, any Secured Representative or any Act of Required Secured Debt Holders, and enter into such technical amendments, modifications and/or supplements to the Security Documents (or execute and deliver such additional Security Documents) as may from time to time be necessary or reasonably requested by the Collateral Trustee (including as contemplated by clause (d) below), to ensure that the relevant Additional Secured Debt is secured by, and entitled to the benefits of, the relevant Security Documents, and each Secured Party (by its acceptance of the benefits hereof) hereby agrees to, and authorizes the Collateral Trustee to enter into, any such technical amendments, modifications and/or supplements (and additional Security Documents). The Issuers and each other Grantor hereby further agree that, if there are any recording, filing or other similar fees payable in connection with any of the actions to be taken pursuant to this Section 3.8(c) or (d), all such amounts shall be paid by, and shall be for the account of, the Issuers and the respective Grantors, on a joint and several basis.

(d)    Without limitation of the foregoing, the Issuers and each of the other Grantors agrees to take the following actions with respect to all Additional Secured Debt.

(1)    with respect to any real property Collateral:

(A)    The applicable Grantor shall enter into and deliver to the Collateral Trustee, a mortgage modification or new Mortgage with regard to each Material Real Property (as such term is defined in the Existing Indenture) that is required to be subject to a Mortgage (each a “Mortgaged Property”) under any Secured Debt Document and is not otherwise an Excluded Asset (as such term is defined in the Existing Indenture) and is at the time of such incurrence, in proper form for recording in all applicable jurisdictions, in a form reasonably satisfactory to the Collateral Trustee and each Secured Representative;

(B)    If required under any Secured Debt Documents, the applicable Grantor will cause to be delivered a local and other counsel opinions (subject to customary assumptions and qualifications) with respect to each such Mortgaged Property entered into pursuant to clause (a) above in form and substance, and issued by law firm(s), in each case, reasonably satisfactory to the Collateral Trustee; provided that nothing shall preclude such legal opinion or opinions from being delivered on a post-closing basis after the incurrence of such Additional Secured Debt if permitted by the Secured Representative for such Additional Secured Debt;

(C)    The applicable Grantor will cause a title company to have delivered to the Collateral Trustee an endorsement to each title insurance policy then in effect for the benefit of the Secured Parties or date down(s) (which may include a new title insurance policy) (each such delivery, a “Title Datedown Product”), in each case insuring that (i) the priority of the Lien of the applicable Mortgage(s) as security for the Secured Obligations has not changed and if a new Mortgage is entered into, that the Lien of such new Mortgage securing the Secured Debt then being incurred shall have the same priority as any existing Mortgage securing then existing Secured Obligations, (ii) since the later of the original date of such title insurance product and the date of the Title Datedown Product delivered most recently prior to (and not in connection with) such Additional Secured Debt, there has been no material adverse change in the condition of title and (iii) there are no intervening Liens which may then or thereafter take priority over the Lien of the applicable Mortgage(s), in each case other than with respect to Liens permitted by each Secured Debt Document; and

(D)    The applicable Grantor will deliver to the approved title company and the Collateral Trustee all other items reasonably necessary or requested by the Collateral Trustee to maintain the continuing first priority (subject to Permitted Priority Liens) of (i) the Lien of the Mortgages as security for the Secured Obligations and (ii) any other Mortgages which secure Secured Debt.

(2)    with respect to any personal property Collateral:

(A)    The Issuers and the Grantors shall enter into, and deliver to the Collateral Trustee either (x) amendments to this Agreement and the Security Documents that permit the obligations with respect to such Secured Debt to be secured pari passu with the then existing Secured Obligations or (y) additional security and collateral documents which are substantially similar to the Security Documents, in each case, in a form reasonably satisfactory to the Collateral Trustee and and each Secured Representative;

(B)    If required under the applicable Secured Debt Documents, applicable Grantor will cause to be delivered opinions of local and other counsel (subject to customary assumptions and qualifications) with respect to such personal property Collateral, in form and substance, and issued by law firm(s), in each case, reasonably satisfactory to the Collateral Trustee; provided that nothing shall preclude such legal opinion or opinions from being delivered on a post-closing basis after the incurrence of such Additional Secured Debt if permitted by the Secured Representative for such Additional Secured Debt;

(C)    The applicable Grantor will take all actions reasonably necessary or requested by the Collateral Trustee to maintain the continuing first priority (subject to Permitted Priority Liens) of the Liens securing the Secured Obligations such that all Liens securing Additional Secured Debt shall have the same priority as any existing Liens securing the Secured Obligations prior to the incurrence of such Additional Secured Debt and the priority of the Liens security the Secured Obligations shall not be affected by the incurrence of the Additional Secured Debt.

SECTION 4.

Release of Liens, Agreements, Etc.

4.1    Release of Liens on Collateral. (a) The Collateral Trustee’s Liens upon the Collateral will be released and terminated:

(1)    in whole, automatically, upon the occurrence of the Secured Debt Termination Date, with notice to the Collateral Trustee, however failure to deliver such notice shall not affect such release;

(2)    upon the written request of the Issuers and the respective Grantor to the Collateral Trustee, as to any Collateral of a Grantor (other than the Issuers) that (x) is released as a Grantor under each Secured Debt Document and (y) is not obligated (as primary obligor, guarantor or pledgor) with respect to any other Secured Obligations at such time and so long as the respective release does not violate the terms of any Secured Debt Document which then remains in effect;

(3)    as to any Collateral that is released, sold, transferred or otherwise disposed of by the Issuers or any other Grantor to a Person that is not (either before or after such release, sale, transfer or disposition) the Company or a Restricted Subsidiary (as defined in the Existing Indenture) thereof in a transaction or other circumstance that complies with the terms of the Existing Indenture (for so long as the Existing Indenture is in effect) and is not prohibited by any of the other Secured Debt Documents, at the time of such release, sale, transfer or other disposition and to the extent of the interest released, sold, transferred or otherwise disposed of;

(4)    as to a release of less than all or substantially all of the Collateral (other than pursuant to clause (1), (2) or (3) above) at any time prior to the Discharge of Secured Obligations if written consent to the release of all Liens on such Collateral has been given by an Act of Required Secured Debtholders; and

(5)    as to a release of all or substantially all of the Collateral, if (A) consent to release of that Collateral has been given by the requisite percentage or number of holders of each Series of Secured Debt at the time outstanding as provided for in the applicable Secured Debt Documents and (B) the Issuers have delivered an Officer’s Certificate to the Collateral Trustee certifying that any such necessary consents have been obtained.

(b)    At any time that any Grantor desires that the Collateral Trustee take any action to acknowledge or give effect to any release of Collateral pursuant to the provisions of Section 4.1(a), the Issuers and the applicable Grantor shall, on behalf of itself or the respective Grantor, deliver to the Collateral Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that the release of the respective Collateral is permitted pursuant to

Section 4.1(a)(1), (2), (3), (4) or (5), as the case may be, and that all conditions precedent relating to such release provided for in the Secured Debt Documents have been complied. In acknowledging or effecting any release, the Collateral Trustee shall be entitled to conclusively rely on such Officer’s Certificate and Opinion of Counsel furnished to it pursuant to the immediately preceding sentence. All actions taken pursuant to this Section 4.1 shall be at the sole cost and expense of the Issuers and the respective Grantor.

4.2    Agreements of the Collateral Trustee and Secured Representatives. (a) In connection with any release of the Collateral Trustee’s Lien on the Collateral pursuant to Section 4.1, the Collateral Trustee shall (subject to compliance with Section 4.1(b)) execute and deliver and provide to any Grantor, at such Grantor’s expense, all documents that such Grantor shall reasonably request, prepare and provide to evidence such release. Any execution and delivery of documents pursuant to this Section 4.2 shall be without recourse to or warranty by the Collateral Trustee.

(b)    The Collateral Trustee hereby agrees that:

(1)    in the case of any release pursuant to Section 4.1(a)(3), if the terms of any such release, sale, transfer or other disposition require the payment of the purchase price to be contemporaneous with the delivery of the applicable release, then, at the written request of and at the expense of the Issuers or other applicable Grantor, the Collateral Trustee will deliver the release under customary escrow arrangements that permit such contemporaneous payment and delivery of the release; and

(2)    within two Business Days of the receipt by it of any Act of Required Secured Debtholders pursuant to Section 4.1(a)(4), the Collateral Trustee will deliver a copy of such Act of Required Secured Debtholders to each Secured Representative.

(c)    Each Secured Representative hereby agrees that within one Business Day after the receipt by it of any notice from the Collateral Trustee pursuant to Section 4.2(b)(2), such Secured Representative will deliver a copy of such notice to each registered holder of the Series of Secured Debt for which it acts as Secured Representative.

SECTION 5.

Rights and Protections of the Collateral Trustee

5.1    No Implied Duty. Notwithstanding anything to the contrary contained herein, the Collateral Trustee will not have any fiduciary duties nor will it have any implied responsibilities, covenants or obligations and shall only be required to perform such obligations as are expressly stated in the Existing Indenture, this Agreement and the other Security Documents to which it is a party. The Collateral Trustee will not be required to take any action that is contrary to applicable law or any provision of the Existing Indenture, this Agreement or the other Security Documents.

5.2    Appointment of Agents and Advisors. The Collateral Trustee may execute any of its rights or powers hereunder or perform any duties hereunder either directly or by or through agents, attorneys, accountants, appraisers, attorneys-in-fact or other experts or advisors selected by it with due care and in good faith and shall not be liable for the negligence or misconduct of such agents.

5.3    Other Agreements. The Collateral Trustee has accepted and is bound by the Security Documents executed by the Collateral Trustee as of the date of this Agreement and, as directed by an Act of Required Secured Debtholders, the Collateral Trustee shall execute additional Security Documents delivered to it after the date of this Agreement; provided, however, that if such additional Security Documents adversely affect the rights, privileges, benefits and immunities of the Collateral Trustee, the Collateral Trustee shall not be required to execute such Security Documents. The Collateral Trustee will not otherwise be bound by, or be held obligated by, the provisions of any credit agreement, indenture, hedge agreement or other agreement governing Secured Debt (other than this Agreement, the Existing Indenture and the other Security Documents to which it is a party).

5.4    Solicitation of Instructions. (a) The Collateral Trustee may at any time solicit written confirmatory instructions, in the form of an Act of Required Secured Debtholders, an Officer’s Certificate or an order of a court of competent jurisdiction, as to any action that it may be requested or required to take, or that it may propose to take, in the performance of any of its obligations under this Agreement or the other Security Documents, and the Collateral Trustee may await receipt of the respective confirmatory instructions before taking (or refraining from taking) the respective such action and shall incur no liability for any inaction while awaiting receipt of such confirmatory instructions. It is expressly understood and acknowledged that the Collateral Trustee shall have no duty to act, consent or request any action of the Issuers, the other Grantors or any other Person in connection with this Agreement unless the Collateral Trustee shall have received written direction from an Act of Required Secured Debtholders.

(b)    No written direction given to the Collateral Trustee by an Act of Required Secured Debtholders that in the sole judgment of the Collateral Trustee imposes, purports to impose or might reasonably be expected to impose upon the Collateral Trustee any obligation or liability not set forth in or arising under this Agreement and the other Security Documents will be binding upon the Collateral Trustee unless the Collateral Trustee elects, at its sole option, to accept such direction.

5.5    Limitation of Liability. The Collateral Trustee will not be responsible or liable for any action taken or omitted to be taken by it hereunder or under any other Security Document, except for its own gross negligence or willful misconduct, in each case as determined by a final, non-appealable order by a court of competent jurisdiction. In no event shall the Collateral Trustee or any officer, director, employee, representative or agent of the Collateral Trustee be liable under or in connection with this Agreement or any of the Security Documents for indirect, special, incidental, punitive or consequential losses or damages of any kind whatsoever, including but not limited to lost profits or loss of opportunity, whether or not foreseeable, even if the Collateral Trustee has been advised of the possibility thereof and regardless of the form of action in which such damages are sought.

5.6    Documents in Satisfactory Form. The Collateral Trustee will be entitled to require that all agreements, certificates, opinions, instruments and other documents at any time submitted to it, including those expressly provided for in this Agreement, be delivered to it in a form and with substantive provisions reasonably satisfactory to it.

5.7    Entitled to Rely. The Collateral Trustee may seek and rely upon, and shall be fully protected in relying upon, any judicial order or judgment, upon any advice, opinion or statement of legal counsel, independent consultants and other experts selected by it in good faith and upon any certification, instruction, notice or other writing delivered to it by the Issuers or any other Grantor in compliance with the provisions of this Agreement or delivered to it by any Secured Representative as to the holders of Secured Obligations for whom it acts, without being required to determine the authenticity thereof or the correctness of any fact stated therein or the propriety or validity of service thereof. The Collateral Trustee may act in reliance upon any instrument comporting with the provisions of this Agreement or any signature reasonably believed by it to be genuine and may assume that any Person purporting to give notice or receipt or advice or make any statement or execute any document in connection with the provisions hereof or the other Security Documents has been duly authorized to do so. To the extent an Officer’s Certificate or Opinion of Counsel is required or permitted under this Agreement to be delivered to the Collateral Trustee in respect of any matter, the Collateral Trustee may rely conclusively on an Officer’s Certificate or Opinion of Counsel as to such matter and such Officer’s Certificate or Opinion of Counsel shall be full warranty and protection to the Collateral Trustee for any action taken, suffered or omitted by it under the provisions of this Agreement and the other Security Documents.

5.8    Triggering Event. The Collateral Trustee will not be required to inquire as to the occurrence or absence of any Triggering Event and will not be affected by or required to act upon any notice or knowledge as to the occurrence of any Triggering Event unless and until it is directed by an Act of Required Secured Debtholders pursuant to the requirements of this Agreement. The Collateral Trustee shall not be deemed to have actual, constructive, direct or indirect knowledge or notice of the occurrence of any default, event of default or Triggering Event unless and until the Collateral Trustee has received written notice from the Issuers, any Secured Representative or any Secured Party stating that a default, event of default or Triggering Event has occurred with respect to the Secured Obligations.

5.9    Actions by Collateral Trustee. As to any matter not expressly provided for by this Agreement or the other Security Documents, the Collateral Trustee will act or refrain from acting as directed by an Act of Required Secured Debtholders and will be fully protected if it does so, and any action taken, suffered or omitted pursuant to hereto or thereto shall be binding on all holders of Secured Obligations.

5.10    Security or Indemnity in favor of the Collateral Trustee. The Collateral Trustee will not be required to advance, expend or risk any funds or otherwise incur any financial liability in the performance of its duties or the exercise of its powers or rights if it shall have reasonable grounds to believe that repayment of such funds or security or indemnity satisfactory to it against any and all liability or expense which may be incurred by it by reason of taking or continuing to take such action is not reasonably assured to it.

5.11    Conflicts; Bona Fide Disputes. In the event of any conflict between any terms and provisions set forth in this Agreement and those set forth in any other Security Document, the terms and provisions of this Agreement shall supersede and control the terms and provisions of such other Security Document. In the event there is any bona fide, good faith disagreement between the other parties to this Agreement or any of the other Security Documents resulting in adverse claims being made in connection with Collateral held by the Collateral Trustee and the terms of this Agreement or any of the other Security Documents do not unambiguously mandate the action the Collateral Trustee is to take or not to take in connection therewith under the circumstances then existing, or the Collateral Trustee is in doubt as to what action it is required to take or not to take hereunder or under the other Security Documents, it will be entitled to refrain from taking any action (and will incur no liability for doing so) until directed otherwise in writing by a request signed jointly by the parties hereto entitled to give such direction or by order of a court of competent jurisdiction, provided that the parties hereto acknowledge that the terms of this Agreement are not intended to negate any specific rights of the Issuers or the other Grantors in any Secured Debt Document.

5.12    Limitations on Duty of Collateral Trustee in Respect of Collateral. (a) The Collateral Trustee’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the UCC or otherwise, shall be to deal with it in the same manner as the Collateral Trustee deals with similar property for the account of other third parties. The Collateral Trustee shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its possession if such Collateral is accorded treatment substantially equal to that which the Collateral Trustee accords similar property held for the benefit of third parties. Neither the Collateral Trustee, any other Secured Representative nor any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Collateral Trustee and the other Secured Representatives hereunder are solely to protect the Collateral Trustee’s and the other Secured Representatives’ interests in the Collateral and shall not impose any duty upon the Collateral Trustee or any other Secured Representative to exercise any such powers. The Collateral Trustee and the other Secured Representatives shall be accountable only for amounts that they actually receive and that remain under their possession or control following distribution in accordance with this Agreement as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct (in each case as determined by a final, non-appealable order by a court of competent jurisdiction).

(b)    The Collateral Trustee will not be responsible (i) for the existence, genuineness or value of any of the Collateral, (ii) except as set forth in Section 5.12(a), for the validity, perfection, maintenance, priority or enforceability of the Liens in any of the Collateral, (iii) for the validity or sufficiency of the Collateral or any agreement or assignment contained therein, (iv) for the validity of the title of any Grantor to the Collateral, (v) for insuring the Collateral or for the payment of taxes, charges, assessments or Liens upon the Collateral or (vi) except as set forth in Section 5.12(a), otherwise as to the maintenance of the Collateral. The Collateral Trustee hereby disclaims any representation or warranty to the present and future Secured Parties concerning the perfection of the Liens granted hereunder or in the value of any of the Collateral. The Collateral Trustee will not be responsible for determining whether any given Secured Obligations are in fact secured pursuant to the various Security Documents, it being understood that each Secured Party (other than the Collateral Trustee or Indenture Trustee) shall be responsible for ascertaining whether its obligations are in fact secured pursuant to the Security Documents.

5.13    Assumption of Rights, Not Assumption of Duties. Notwithstanding anything to the contrary contained herein:

(a)    each of the parties thereto will remain liable under each of the Security Documents (other than this Agreement) to the extent set forth therein to perform all of their respective duties and obligations thereunder to the same extent as if this Agreement had not be executed;

(b)    the exercise by the Collateral Trustee of any of its rights, remedies or powers hereunder will not release any parties from any of their respective duties or obligations under the other Security Documents; and

(c)    the Collateral Trustee will not be obligated to perform any of the obligations or duties of any of the parties to the Security Documents other than of the Collateral Trustee.

5.14    No Liability for Clean Up of Hazardous Materials. In the event that the Collateral Trustee is required (directly or through an agent or designee) to acquire title to an asset for any reason, or take any managerial action of any kind in regard thereto, which in the Collateral Trustee’s sole discretion may cause the Collateral Trustee to be considered an “owner or operator” under any environmental laws or otherwise cause the Collateral Trustee to incur, or be exposed to, any environmental liability or any liability under any other federal, state or local law, the Collateral Trustee reserves the right, instead of taking such action, either to resign as Collateral Trustee or to arrange for the transfer of the title or control of the asset to a court appointed receiver or such other entity as directed by an Act of Required Secured Debtholders. The Collateral Trustee will not be liable to any Person for any environmental liability or any environmental claims or contribution actions under any federal, state or local law, rule or regulation or relating to any kind of discharge or release or threatened discharge or release of any hazardous materials into the environment.

5.15    Request For Accounting. Each Secured Representative agrees to render to the Collateral Trustee, at any time upon request of the Collateral Trustee, an accounting of the amounts of the Secured Obligations owing to it with respect to such Series of Secured Debt, and such other related information as the Collateral Trustee may reasonably request in order to give effect to the terms and conditions of this Agreement. In the event that any Secured Representative fails to provide any information required to be provided by it to the Collateral Trustee, then the Collateral Trustee may (but shall not be obligated to) (i) take such actions as are required to be taken by it based on the most recent information available to it, or (ii) in the case of any distributions to be made pursuant to the Security Documents, hold the applicable Secured Parties share or purported share in escrow (without obligation to pay interest thereon) until such Secured Representative provides the required information.

5.16    Limitation on Obligations. The Collateral Trustee shall have no obligation to ascertain or inquire as to (i) the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any of the Notes Documents or to inspect the properties, books or records of the Grantors, (ii) whether or not any representation or warranty made by any Person in connection with this Agreement or any Notes Document is true, (iii) the performance by any other Person of its obligations under this Agreement or any of the Notes Documents or (iv) the breach of or default by any other Person of its obligations under this Agreement or any of the Notes Documents.

5.17    Perfection of Collateral. The Collateral Trustee shall have no duty to (A) record or file this Agreement or any other agreement referred to herein or any financing statement or continuation statement evidencing a security interest, or to monitor or maintain any such recording or filing, (B) obtain, maintain or pay for any insurance, or (C) pay or discharge any tax, assessment, or other governmental charge or any lien or encumbrance of any kind owing with respect to, assessed or levied against, any part of the Collateral. It is expressly agreed, to the maximum extent permitted by applicable law, that the Collateral Trustee shall have no responsibility or obligation for (i) taking any necessary steps to preserve rights against any Person with respect to any Collateral or (ii) taking any action to protect against any diminution in value of the Collateral.

5.18    Entitled to Protections. The Collateral Trustee shall be afforded all of the rights, powers, immunities and indemnities set forth in this Agreement in all of the Notes Documents to which it is a signatory as if such rights, powers, immunities and indemnities were specifically set out in each such Notes Document.

5.19    Obligation to Act. The Collateral Trustee shall be fully justified in failing or refusing to take any action under this Agreement or any of the Security Documents (i) if such action would, in the reasonable opinion of the Collateral Trustee (which may be based on the advice or opinion of legal counsel), be contrary to applicable law or any of the Security Documents, (ii) if such action is not specifically provided for in this Agreement or any of the Security Documents to which it is a party, (iii) if, in connection with the taking of any such action hereunder or under any of the Security Documents that would constitute an exercise of remedies hereunder or under any of the Security Documents it shall not first be indemnified to its reasonable satisfaction by the relevant Secured Parties against any and all risk of nonpayment, liability and expense that may be incurred by it, its agents or its counsel by reason of taking or continuing to take (or refraining from taking) any such action, (iv) if, notwithstanding anything to the contrary contained in this Agreement, in connection with the taking of any such action that would constitute a payment due under any agreement or document, it shall not first have received from the applicable the Secured Parties or the Grantors funds equal to the amount payable, (v) if such action would subject the Collateral Trustee to a tax in any jurisdiction where it is not then subject to a tax or (vi) if such action would require the Collateral Trustee to qualify to do business in any jurisdiction where it is not then so qualified.

SECTION 6.

Removal or Resignation of the Collateral Trustee

6.1    Removal or Resignation of Collateral Trustee. Subject to the appointment of a successor Collateral Trustee as provided in Section 6.2 and the acceptance of such appointment by the successor Collateral Trustee:

(a)    the Collateral Trustee may resign at any time by giving not less than 30 days’ notice of resignation to each Secured Representative and the Issuers; and

(b)    the Collateral Trustee may be removed at any time, with or without cause, by an Act of Required Secured Debtholders by giving not less than 30 days’ notice of removal to each Secured Representative, the Issuers and the Collateral Trustee.

6.2    Appointment of Successor Collateral Trustee. Upon any such resignation or removal, a successor Collateral Trustee may be appointed by an Act of Required Secured Debtholders; provided that, so long as no Secured Debt Default has occurred and is continuing, such successor Collateral Trustee shall be reasonably acceptable to the Issuers. If no successor Collateral Trustee has been so appointed and accepted such appointment within 30 days after the predecessor Collateral Trustee gave notice of resignation or was removed, the Issuers may, at their option, appoint a successor Collateral Trustee (but only if no Secured Debt Default has occurred and is continuing), or, if the Issuers have not or are not permitted to appoint a successor Collateral Trustee, the Collateral Trustee (at the expense of the Issuers) may petition a court of competent jurisdiction for appointment of any such successor Collateral Trustee, which must be a bank or trust company:

(a)    authorized to exercise corporate agency powers;

(b)    having a combined capital and surplus of at least $250,000,000; and

(c)    maintaining an office in New York, New York.

Following the resignation or removal of the Collateral Trustee until a successor Collateral Trustee meeting the requirements of this Section 6.2 has accepted its appointment as Collateral Trustee and the provisions of Section 6.3 have been satisfied, the Collateral Trustee shall not be obligated to take any action (or refrain from acting as the case may be) except for any administrative actions required hereunder and under the Security Documents.

6.3    Succession. When the Person so appointed as successor Collateral Trustee accepts such appointment:

(a)    such Person will succeed to and become vested with all the rights, powers, privileges and duties of the predecessor Collateral Trustee, and the predecessor Collateral Trustee will be discharged from its duties and obligations hereunder; and

(b)    the predecessor Collateral Trustee will (at the expense of the Issuers) promptly transfer all Liens and collateral security and other property constituting Collateral within its possession or control to the possession or control of the successor Collateral Trustee and will execute instruments and assignments as may be reasonably requested by the successor Collateral Trustee to transfer to the successor Collateral Trustee all Liens, interests, rights, powers and remedies of the predecessor Collateral Trustee in respect of the Security Documents or the Collateral.

Thereafter the predecessor Collateral Trustee will remain entitled to enforce the protections and immunities granted to it in Section 5, Section 6 and the provisions of Section 7.8 and any predecessor Collateral Trustee will have no liability or responsibility for the action or inaction of any successor Collateral Trustee.

6.4    Merger, Conversion or Consolidation of Collateral Trustee. Any Person into which the Collateral Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Collateral Trustee shall be a party, or any Person succeeding to the business of the Collateral Trustee shall be the successor of the Collateral Trustee pursuant to Section 6.3, provided that (i) without the execution or filing of any paper with any party hereto or any further act on the part of any of the parties hereto, except where an instrument of transfer or assignment is required by law to effect such succession, anything herein to the contrary notwithstanding, such Person satisfies the eligibility requirements specified in clauses (a) through (c) of Section 6.2 and (ii) the Collateral Trustee shall have promptly notified the Issuers and each Secured Representative of such merger, conversion or consolidation.

SECTION 7.

Miscellaneous Provisions

7.1    Amendment. (a) No amendment or supplement to the provisions of this Agreement or any other Security Document will be effective without the approval of the Collateral Trustee acting as directed by an Act of Required Secured Debtholders, except that:

(1)    any amendment or supplement that has the effect solely of adding or maintaining Collateral, securing or adding additional Indebtedness that was otherwise permitted by the terms of this Agreement and the Secured Debt Documents to be secured by the Collateral or preserving, perfecting or establishing the Liens thereon or the rights of the Collateral Trustee therein will become effective when executed and delivered by the Issuers or any other applicable Grantor party thereto and the Collateral Trustee;

(2)    no amendment or supplement that reduces, impairs or adversely affects the right of any holder of Secured Obligations:

(A)    to vote its Secured Debt as to any matter described as subject to an Act of Required Secured Debtholders, a vote of the Required Secured Debtholders or an act or vote of each or any separate Series of Secured Debt (or amends the provisions of this clause (2) or the definition of “Act of Required Secured Debtholders”),

(B)    to share in the Collateral on a pari passu basis, including sharing the proceeds of enforcement or realization on any Collateral in the order of application described in Section 3.4(a),

(C)    to require that Liens securing Secured Obligations of such holder be released only as set forth in the provisions described in Section 3.2 or Section 4.1, or

(D)    that would change the pari passu status of the Liens in favor of the holders of any Series of Secured Debt; or

(E)    disproportionately when compared to the effect on holders of another Series of Secured Debt,

will become effective without the consent of the requisite percentage or number of holders of each Series of Secured Debt so affected under the applicable Security Documents; and

(3)    no amendment or supplement that imposes any obligation upon the Collateral Trustee or any Secured Representative or adversely affects the rights of the Collateral Trustee or any Secured Representative, respectively, in its capacity as such will become effective without the consent of the Collateral Trustee or such Secured Representative, respectively.

(b)    Subject to Sections 7.1(a)(1), 7.1(a)(2) and 7.1(a)(3), any mortgage or other Security Document that secures Secured Obligations may be amended with the approval of the Collateral Trustee acting as directed by an Act of Required Secured Debtholders.

(c)    The Collateral Trustee will deliver a copy of each amendment or supplement to the Security Documents to each Secured Representative. In executing any amendments or supplements to this Agreement or any other Secured Debt Document, the Collateral Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Officer’s Certificate and an Opinion of Counsel each stating that the execution of such amendment or supplement is authorized or permitted by the terms of this Agreement and all Secured Debt Documents; it being expressly agreed and acknowledged that no further inquiry shall be required of the Collateral Trustee as to whether such amendment or supplement is authorized or permitted by the terms of this Agreement or any Secured Debt Document. The Collateral Trustee may, but shall not be obligated to, enter into any such amendment or supplement that affects its own rights, duties, liabilities or immunities under this Agreement, the other Secured Debt Documents or otherwise.

(d)    Notwithstanding Section 7.1(a) and (b), (i) the addition of a party hereto as a Grantor, or any Secured Representative pursuant to Section 7.17 or 3.8 shall not require further approval under Section 7.1(a), and (ii) the written consent of the Issuers and each Grantor shall be required for any amendment or modification of this Agreement that directly affects the rights, duties, interests or obligations of the Issuers or such Grantor.

7.2    Voting. (a) In connection with any matter under this Agreement requiring a vote of holders of Secured Debt, each Series of Secured Debt eligible to vote will cast its votes in accordance with the Secured Debt Documents governing such Series of Secured Debt. The amount of Secured Debt to be voted by a Series of Secured Debt will equal (1) in the case of Secured Debt that is not a Hedge Agreement Obligation, the aggregate principal amount of Secured Obligations held by holders of such Series of Secured Debt, plus (2) in the case of Secured Debt that is a Hedge Agreement Obligation, the aggregate Hedge Agreement Outstanding Amount of such Hedge Agreement Obligation. Following and in accordance with the outcome of the applicable vote under its Secured Debt Documents, the Secured Representative of each applicable Series of Secured Debt will cast all of its votes as a block in respect of any vote under this Agreement. In making all determinations of votes hereunder, the Collateral Trustee shall be entitled to rely upon the votes, and relative outstanding amounts, as determined and reported to it in writing by the various Secured Representatives, and shall have no duty to independently ascertain such a votes or amounts.

(b)    Each of the Secured Representatives in respect of any Series of Secured Debt shall be entitled after the occurrence and during the continuance of a Secured Debt Default to request a re-vote with respect to any Act of Required Secured Debtholders concerning the taking or refraining from taking of any remedies if requested to do so in writing by holders of at least a majority in aggregate principal amount of the applicable Series of Secured Debt.

7.3    Successors and Assigns. (a) Except as provided in Section 5.2 and Section 5.14, and subject to Section 6.2, the Collateral Trustee may not, in its capacity as such, delegate any of its duties or assign any of its rights hereunder, and any attempted delegation or assignment of any such duties or rights will be null and void. All obligations of the Collateral Trustee hereunder will inure to the sole and exclusive benefit of, and be enforceable by, each Secured Representative and each present and future holder of Secured Obligations, each of whom will be entitled to enforce this Agreement as a third-party beneficiary hereof, and all of their respective successors and assigns.

(b)    Neither the Issuers nor any other Grantor may assign its rights or obligations hereunder or under any other Security Document other than in accordance with the terms hereof and thereof. All obligations of the Issuers and the other Grantors hereunder will inure to the sole and exclusive benefit of, and be enforceable by, the Collateral Trustee, each Secured Representative and each present and future holder of Secured Obligations, each of whom will be entitled to enforce this Agreement as a third-party beneficiary hereof, and all of their respective successors and assigns.

7.4    Delay and Waiver. No failure to exercise, no course of dealing with respect to the exercise of, and no delay in exercising, any right, power or remedy arising under this Agreement or any of the other Security Documents will impair any such right, power or remedy or operate as a waiver thereof. No single or partial exercise of any such right, power or remedy will preclude any other or future exercise thereof or the exercise of any other right, power or remedy. The remedies herein are cumulative and are not exclusive of any remedies provided by law.

7.5    Notices. Any communications, including notices and instructions, between the parties hereto or notices provided herein to be given may be given to the following addresses:

If to the Collateral Trustee or the Indenture Trustee:	Wilmington Trust, N.A. 15950 N. Dallas Parkway, Suite 550 Dallas, TX 75248 Attention: Shawn Goffinet

If to J. Aron:

J. Aron & Company LLC

200 West Street, 5th floor

New York, NY 10282-2198

Attention: Commodities

with copies to:

J. Aron & Company LLC

200 West Street

New York, NY 10282-2198

Attention: Commodities Operations

and

J. Aron & Company LLC

200 West Street

New York, NY 10282-2198

Attention: Commodities Credit Department

and

J. Aron & Company LLC

200 West Street

New York, NY 10282-2198

Attention: Ricardo Alicea, Legal Department

If to the Issuers or any other Grantor:	800 Gessner Road, Suite 875 Houston, Texas 77024 Attn: Chief Financial Officer

and if to any other Secured Representative, to such address as it may specify by written notice to the parties named above, or in the case of any Person after the foregoing notice address for such Person changes, to such other address as may be hereafter designated by such Person in a written notice delivered to the other parties hereto.

All notices and communications will be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery, to the relevant address set forth above or, as to holders of Secured Debt, its address shown on the register kept pursuant to the applicable Secured Debt Documents or as otherwise set forth in the applicable Secured Debt Documents. Failure to mail a notice or communication to a holder of Secured Debt or any defect in it will not affect its sufficiency with respect to other holders of Secured Debt.

If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

7.6    Notice Following Discharge of Secured Obligations. Promptly following the Discharge of Secured Obligations with respect to one or more Series of Secured Debt, each Secured Representative with respect to each applicable Series of Secured Debt that is so discharged will provide written notice of such discharge to the Collateral Trustee.

7.7    Entire Agreement. This Agreement states the complete agreement of the parties relating to the undertaking of the Collateral Trustee set forth herein and supersedes all oral negotiations and prior writings in respect of such undertaking.

7.8    Payment of Expenses and Taxes; Indemnification. The Grantors shall pay such compensation to the Collateral Trustee as the Issuers and Collateral Trustee may agree in writing from time to time. Notwithstanding that the Collateral Trustee is appointed by and acting for and at the direction of the Secured Parties, the Grantors jointly and severally agree (a) to pay or reimburse the Collateral Trustee for all its documented fees and reasonable costs and expenses incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement and the other Notes Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including the reasonable fees and disbursements of counsel and agents, appointed pursuant to Section 5.2, to the Collateral Trustee, any amounts due and owing pursuant to any mortgage, and the preservation of the Liens or any rights of the Collateral Trustee (b) after the occurrence of a Triggering Event, to pay or reimburse the Collateral Trustee and the other Secured Representatives for all their costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Security Documents and any such other documents, including the fees and disbursements of counsel to the Collateral Trustee and the other Secured Representatives, to pay, indemnify, defend and hold harmless the Collateral Trustee and the other Secured Representatives from any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other similar taxes, if any, that may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Security Documents and any such other documents, and (c) to pay, indemnify, defend and hold harmless the Collateral Trustee and the other Secured Representatives and their respective directors, officers, employees, trustees and agents from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever, including reasonable and documented fees, disbursements and other charges of counsel and agents appointed pursuant to Section 5.2, with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the other Security Documents and any such other documents, including any of the foregoing relating to the violation of, noncompliance with or liability under, any environmental law (all the foregoing in this clause (c), collectively, the “indemnified liabilities”); provided that the Grantors shall have no obligation hereunder to the Collateral Trustee or any other Secured Representative nor any of their respective directors, officers, employees and agents with respect to indemnified liabilities arising from the gross negligence or willful misconduct of the party to be indemnified (in each case as determined by a final non-appealable order by a court of competent jurisdiction). The agreements in Section 5 and this Section 7.8 shall survive repayment of the Secured Obligations and all other amounts payable hereunder and under the other Secured Debt Documents and the termination of this Agreement or the removal or resignation of the Collateral Trustee.

7.9    Severability. If any provision of this Agreement is invalid, illegal or unenforceable in any respect or in any jurisdiction, the validity, legality and enforceability of such provision in all other respects and of all remaining provisions, and of such provision in all other jurisdictions, will not in any way be affected or impaired thereby.

7.10    Headings. Section headings herein have been inserted for convenience of reference only, are not to be considered a part of this Agreement and will in no way modify or restrict any of the terms or provisions hereof.

7.11    Obligations Secured. All obligations of the Grantors set forth in or arising under this Agreement will be Secured Obligations and are secured by all Liens granted by the Security Documents.

7.12    Governing Law. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

7.13    Consent to Jurisdiction; Waivers. Each party hereto hereby irrevocably and unconditionally:

(a)    submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Security Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, sitting in New York County, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

(b)    consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c)    agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Grantor at its address set forth in Section 7.5 or at such other address of which the Collateral Trustee shall have been notified pursuant thereto;

(d)    agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(e)    waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 7.13 any special, exemplary, punitive or consequential damages.

7.14    Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER SECURED DEBT DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

7.15    Counterparts. This Agreement may be executed in any number of counterparts (including by facsimile or other electronic means), each of which when so executed and delivered will be deemed an original, but all such counterparts together will constitute but one and the same instrument.

7.16    Effectiveness. This Agreement will become effective upon the execution of a counterpart hereof by each of the parties hereto and receipt by each party of written notification of such execution and written or telephonic authorization of delivery thereof.

7.17    Additional Grantors. The Company will cause each Person that becomes a Grantor or is required by any Secured Debt Document to become a party to this Agreement to become a party to this Agreement, for all purposes of this Agreement, by causing such Person to execute and deliver to the parties hereto a Joinder, whereupon such Person will be bound by the terms hereof as a Grantor to the same extent as if it had executed and delivered this Agreement as of the date hereof. The Company shall promptly provide each Secured Representative with a copy of each Joinder executed and delivered pursuant to this Section 7.17.

7.18    Continuing Nature of this Agreement. This Agreement will be reinstated if at any time any payment or distribution in respect of any of the Secured Obligations is rescinded or must otherwise be returned in an Insolvency or Liquidation Proceeding or otherwise by any holder of Secured Obligations (whether by demand, settlement, litigation or otherwise).

7.19    Insolvency. This Agreement will be applicable both before and after the commencement of any Insolvency or Liquidation Proceeding by or against any Grantor. The relative rights, as provided for in this Agreement, will continue after the commencement of any such Insolvency or Liquidation Proceeding on the same basis as prior to the date of the commencement of any such case, as provided in this Agreement.

7.20    Rights and Immunities of Secured Representatives. The Indenture Trustee will be entitled to all of the rights, protections, immunities and indemnities set forth in the Existing Indenture and any future Secured Representative will be entitled to all of the rights, protections, immunities and indemnities set forth in the credit agreement, indenture, hedge agreement or other agreement governing the applicable Secured Debt with respect to which such Person will act as representative, in each case as if specifically set forth herein. In no event will any Secured Representative be liable for any act or omission on the part of the Grantors or the Collateral Trustee hereunder.

Remainder of page intentionally left blank

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers or representatives as of the day and year first above written.

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Indenture Trustee

By:	/s/ Shawn Goffinet
Name:	Shawn Goffinet
Title:	Assistant Vice President

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Collateral Trustee

By:	/s/ Shawn Goffinet
Name:	Shawn Goffinet
Title:	Assistant Vice President

Signature Page to Collateral Trust and Intercreditor Agreement

J. ARON & COMPANY LLC

By:	/s/ John Eleoterio
Name:	John Eleoterio
Title:	Managing Director

Signature Page to Collateral Trust and Intercreditor Agreement

PAR PETROLEUM, LLC

By:	/s/ William Monteleone
Name:	William Monteleone
Title:	Chief Financial Officer

PAR PETROLEUM FINANCE CORP.

By:	/s/ William Monteleone
Name:	William Monteleone
Title:	Chief Financial Officer

PAR HAWAII, INC.

By:	/s/ William Monteleone
Name:	William Monteleone
Title:	Chief Financial Officer

MID PAC PETROLEUM, LLC

By:	/s/ William Monteleone
Name:	William Monteleone
Title:	Chief Financial Officer

HIE RETAIL, LLC

By:	/s/ William Monteleone
Name:	William Monteleone
Title:	Chief Financial Officer

HERMES CONSOLIDATED, LLC

By:	/s/ William Monteleone
Name:	William Monteleone
Title:	Chief Financial Officer

Signature Page to Collateral Trust and Intercreditor Agreement

WYOMING PIPELINE COMPANY LLC

By:	/s/ William Monteleone
Name:	William Monteleone
Title:	Chief Financial Officer

PAR HAWAII REFINING, LLC

By:	/s/ William Monteleone
Name:	William Monteleone
Title:	Chief Financial Officer

PAR HAWAII SHARED SERVICES, LLC

By:	/s/ William Monteleone
Name:	William Monteleone
Title:	Vice President

PAR WYOMING HOLDINGS, LLC

By:	/s/ William Monteleone
Name:	William Monteleone
Title:	Chief Financial Officer

PAR WYOMING, LLC

By:	/s/ William Monteleone
Name:	William Monteleone
Title:	Vice President

Signature Page to Collateral Trust and Intercreditor Agreement

EXHIBIT A

to Collateral Trust and Intercreditor Agreement

FORM OF JOINDER

The undersigned,                    , a                    , hereby agrees to become party as a [Grantor][Secured Representative] under the Collateral Trust and Intercreditor Agreement, dated as of December 21, 2017, among Par Petroleum, LLC, Par Petroleum Finance Corp., the Grantors from time to time party thereto, Wilmington Trust, National Association, as Indenture Trustee (as defined therein), J. Aron & Company LLC, as Secured Representative under the J. Aron Hedge Agreement, each additional Secured Representative (as defined therein) a party thereto, and Wilmington Trust, National Association, as Collateral Trustee (as amended, supplemented, amended and restated or otherwise modified and in effect from time to time, the “Collateral Trust Agreement”) for all purposes thereof on the terms set forth therein, and to be bound by the terms of the Collateral Trust Agreement as fully as if the undersigned had executed and delivered the Collateral Trust Agreement as of the date thereof.

The provisions of Section 7 of the Collateral Trust Agreement will apply with like effect to this Joinder.

IN WITNESS WHEREOF, the parties hereto have caused this Joinder to be executed by their respective officers or representatives as of             , 20    .

By:
Name:
Title:

JOINDER

January 11, 2019

The undersigned, Goldman Sachs Bank USA, a New York State-chartered bank and a member of the Federal Reserve System, hereby agrees to become party as a Secured Representative under the Collateral Trust and Intercreditor Agreement, dated as of December 21, 2017, among Par Petroleum, LLC, Par Petroleum Finance Corp., the Grantors from time to time party thereto, Wilmington Trust, National Association, as Indenture Trustee (as defined therein), J. Aron & Company LLC, as Secured Representative under the J. Aron Hedge Agreement, each additional Secured Representative (as defined therein) a party thereto, and Wilmington Trust, National Association, as Collateral Trustee (as amended, supplemented, amended and restated or otherwise modified and in effect from time to time, the “Collateral Trust Agreement”) for all purposes thereof on the terms set forth therein, and to be bound by the terms of the Collateral Trust Agreement as fully as if the undersigned had executed and delivered the Collateral Trust Agreement as of the date thereof.

The provisions of Section 7 of the Collateral Trust Agreement will apply with like effect to this Joinder.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has caused this Joinder to be executed by its respective officer or representative as of the day and year first written above.

GOLDMAN SACHS BANK USA, as a Secured Representative

By:	/s/ Thomas M. Manning
	Name:	Thomas M. Manning
	Title:	Authorized Signatory

JOINDER

January 11, 2019

The undersigned, (i) Par Tacoma, LLC (f/k/a TrailStone NA Asset Finance I, LLC), a Delaware limited liability company, (ii) U.S. Oil & Refining Co., a Delaware corporation, (iii) McChord Pipeline Co., a Washington corporation, and (iv) USOT WA, LLC, a Washington limited liability company, each hereby agrees to become party as a Grantor under the Collateral Trust and Intercreditor Agreement, dated as of December 21, 2017, among Par Petroleum, LLC, Par Petroleum Finance Corp., the Grantors from time to time party thereto, Wilmington Trust, National Association, as Indenture Trustee (as defined therein), J. Aron & Company LLC, as Secured Representative under the J. Aron Hedge Agreement, each additional Secured Representative (as defined therein) a party thereto, and Wilmington Trust, National Association, as Collateral Trustee (as amended, supplemented, amended and restated or otherwise modified and in effect from time to time, the “Collateral Trust Agreement”) for all purposes thereof on the terms set forth therein, and to be bound by the terms of the Collateral Trust Agreement as fully as if the undersigned had executed and delivered the Collateral Trust Agreement as of the date thereof.

The provisions of Section 7 of the Collateral Trust Agreement will apply with like effect to this Joinder.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has caused this Joinder to be executed by its respective officer or representative as of the day and year first written above.

GRANTORS:

PAR TACOMA, LLC (f/k/a TrailStone NA Asset Finance I, LLC)
U.S. OIL & REFINING CO. MCCHORD PIPELINE CO. USOT WA, LLC

By:	/s/ William Monteleone
Name:	William Monteleone
Title:	Chief Financial Officer of each of the foregoing